SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 7, 2000

                    INTERNATIONAL ASSETS HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                    33-70334-A                59-2921318
(State of Incorporation)    (Commission File Number)    (IRS Employer ID No.)

            250 Park Avenue S. Suite 200, Winter Park, Florida 32789
               (Address of principal executive offices) (Zip Code)

                                  407-629-1400
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Item 5.              Other Events

         On September 7, 2000, International Assets Holding Corporation ("The Company") issued a press release announcing that William C. Dennis, Jr. had been appointed to the position of president and chief operating officer effective as of that date. Mr. Dennis, a former senior executive at both Merrill Lynch and Freedom Securities, will oversee day-to-day operations of the Company, a financial services firm whose subsidiaries specialize in market making of international securities and private client brokerage.

         Over the past two months, Mr. Dennis, as an Advisor to the Chairman, has worked closely with senior management and the Company's operating team to finalize the firm's strategic offering and to raise capital to support the Company's growth.